Exhibit 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER/PRINCIPAL

ACCOUNTING OFFICER OF UPAY, INC.

In connection with the accompanying Annual Report on Form 10-Q of UPAY, Inc. for the quarter  ended August 31, 2023, the undersigned, Jacob C. Fölscher, Chief Financial Officer/Principal Accounting Officer of UPAY, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly  Report on Form 10-Q for the quarter year ended August 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly  Report on Form 10-Q for the quarter  ended August 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of UPAY, Inc.

Date: October 10, 2023

/s/ Jacob C. Fölscher
Jacob C. Fölscher
Chief Financial Officer, Chief Accounting Officer (Principal Financial Officer)